MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member) (1) "October 1, 2003 - December 31, 2003"


								 AMT OF
		PARTICIPATING	TRADE	  PRICE/  SHARES/ PURC'D  OFFER  %
UNDERWRITING	PORT(s)		DATE	 SHARE(2) PAR AMT FROM    (000)  UW


Eastman Kodak	MSIFT Balanced	10/7/03	   99.88   60,000  Citi$500,000 0.012%
Co., due 7.25%	MSIFT Core Plus 10/7/03	   99.88   1,965,000 Citi	0.393%
11/15/13	UIF Core Plus 	10/7/03    99.88   220,000   Citi	0.044%
						   2,245,000		0.449%

Carter's Inc.	MSIF Equity Growth10/23/03 19.00   5,200    GS$118,750  0.083%
		MSIF Focus Equity10/23/03  19.00   500 	    GS		0.008%
		MSIF Small Co. Growth10/23/0319.00 4,800    GS		0.077%
		MSIF Technology	10/23/03   19.00   200 	    GS		0.003%
		MSIFT Mid Cap Growth10/23/0319.00  8,300    GS		0.133%
		MSIFT Balanced	10/23/03    19.00  200 	    GS		0.003%
		UIF Equity Growth10/23/03   19.00  700 	    GS		0.011%
		UIF Mid Cap Growth10/23/03  19.00  500      GS		0.008%
		UIF Small Co. Growth10/23/0319.00  100 	    GS		0.002%
		UIF Technology	10/23/03    19.00  300 	    GS		0.005%
						   20,800		0.333%

Overnight Corp.	MSIF Equity Growth10/30/03  19.00  21,200  CSFB$475,000	0.085%
		MSIF Small Co. Growth10/30/0319.00 20,400  CSFB		0.082%
		MSIF Technology	10/30/03    19.00  800 	   CSFB		0.003%
		MSIFT Balanced	10/30/03    19.00  1,000   CSFB		0.004%
		MSIFT Mid Cap Growth10/30/0319.00  34,800  CSFB		0.139%
		MSIFT USSmall Cap Val10/30/0319.00 17,700  CSFB		0.071%
		UIF Equity Growth10/30/00   19.00  3,000   CSFB		0.012%
		UIF Mid Cap Growth10/30/03  19.00  2,200   CSFB		0.009%
		UIF Small Co. Growth10/30/0319.00  300 	   CSFB		0.001%
		UIF Technology	10/30/03    19.00  1,100   CSFB		0.004%
					           102,500 		0.410%

PICC Property & MS Asia Pacific	10/31/03     0.23  328,000  ML$655,000	0.022%
Casualty Co.,Ltd.MS Emerging Markets10/31/03 0.23  196,000  ML		0.013%
		MSIF Emerging Markets10/31/030.23  720,000  ML		0.049%
		UIF Emerging Markets10/31/03 0.23  194,000  ML		0.013%
						  1,438,000 		0.097%

China Resources MS Asia Pacific	11/10/03     0.36  363,000 BOCI$338,000	0.039%
Power Holdings	MS Emerging Markets11/10/03  0.36  223,000 BOCI		0.024%
 Co. Ltd.	MSIF Emerging Markets11/10/030.36  812,000 BOCI		0.086%
		UIF Emerging Markets11/10/03 0.36  216,000 BOCI		0.023%
						  1,614,000 		0.172%


ICI Wilmington,	MSIFT Balanced	11/18/03    99.70  65,000 Citi$5,000,000 0.001%
Inc., due 4.375%MSIFT Core Plus 11/18/03    99.70  1,985,000Citi	0.040%
  12/01/08	MSIFT Intermediate Dur11/18/0399.70 90,000 Citi		0.002%
		MSIFT Investment Grade11/18/0399.70 400,000Citi		0.008%
		MSIFT Limited Dur11/18/03   99.70   490,000Citi		0.010%
		MSIFT U.S. Core 11/18/03    99.70   235,000Citi		0.005%
		UIF Core Plus 	11/18/03    99.70   230,000Citi		0.005%
						  3,495,000 		0.071%

Hutchison 	MSIFT Core Plus 11/19/03    99.74 1,795,000 HSBC$1,500,000 0.120%
Whampoa		MSIFT Intermediate Dur11/19/0399.74 100,000 HSBC	0.007%
Int'l, Ltd.,    MSIFT Investment Grade11/19/0399.74 400,000 HSBC	0.027%
due 5.45% 	UIF Core Plus 	11/19/03    99.74   240,000 HSBC	0.016%
11/24/10					  2,535,000 		0.170%


La Quinta Corp.	MSIF US Real Estate11/20/03  5.55 104,950 CIBC WM$166,500 0.350%
		UIF US Real Estate11/20/03   5.55    64,800 CIBC WM	0.216%
						    169,750 		0.566%

Household 	MSIFT Balanced	12/3/03	    99.71  25,000 HSBC$1,500,000 0.002%
Finance Corp.,  MSIFT Intermediate Dur12/3/0399.71   90,000 HSBC	0.006%
due 4.125%,	MSIFT Investment Grade12/3/0399.71  450,000 HSBC	0.030%
 12/15/08	MSIFT Limited Duration12/3/0399.71  615,000 HSBC	0.041%
		MSIFT U.S. Core 12/3/03	    99.71   265,000 HSBC	0.018%
		UIF Core Plus 	12/3/03	    99.71   235,000 HSBC	0.016%
		UIF Equity & Income12/3/03  99.71    75,000 HSBC	0.005%
						  1,755,000 		0.118%

International 	MSIFT Balanced	12/10/03    99.84    90,000 DB $500,000	0.018%
Paper Co.,	MSIFT Core Plus 12/10/03    99.84 2,260,000 DB		0.452%
due 4.25%	MSIFT Intermediate Dur12/10/0399.84 120,000 DB		0.024%
 01/15/09	MSIFT Investment Grade12/10/0399.84 570,000 DB		0.114%
		MSIFT U.S. Core 12/10/03    99.84   330,000 DB		0.066%
		UIF Core Plus 	12/10/03    99.84   325,000 DB		0.065%
						  3,695,000		0.739%

Kraton Polymers MSIFT High Yield12/11/03   100.00   335,000 GS $200,000	0.168%
LLC/CAP, due 8.125%UIF High Yield12/11/03  100.00    50,000 GS		0.025%
 01/15/14					    385,000 		0.193%

Nelnet, Inc.	MSIFT USMid Cap Val12/11/03 21.00    50,800 JPM	$8,000	0.635%
		UIF USMid Cap Val12/11/03   21.00    28,700 JPM		0.359%
						     79,500 		0.994%

Votorantim CeluloseMS Emerging Markets12/11/0327.50  19,700 JPM$253,476 0.214%
 e Papel 	MSIF Emerging Markets12/11/0327.50   80,100 JPM		0.869%
		UIF Emerging Markets12/11/0327.50    23,000 JPM		0.250%
						    122,800		1.333%

China Life    MSIFEmerging Markets12/12/03 0.47 7,028,000 CSFB$2,870,677 0.11%
Insurance     UIF Emerging Markets12/12/03 0.47 1,906,000 CSFB		 0.03%
Company Ltd.					8,834,000		 0.14%

Bangkok Bank PCLMS Asia Pacific	12/15/03     2.25  264,700 CSFB$765,000	0.235%
		MS Emerging Markets12/15/03  2.25   275,500 CSFB	0.245%
		MSIF Emerging Markets12/15/032.25 1,121,200 CSFB	0.995%
		UIF Emerging Markets12/15/03 2.25   296,500 CSFB	0.263%
						  1,957,900 		1.738%

Interpublic GroupUIF Equity & Income12/19/03 50.00	300 JPM	$6,500	0.005%
of Cos., due 5.375% 12/15/2016






(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
Citigroup - "Citi"
JP Morgan - "JPM"
Credit Suisse First Boston - "CSFB"
Goldman Sachs - "GS"
Deutsche Bank - "DB"
Merrill Lynch - "ML"
CIBC World Markets - "CIBC WM"


Morgan Stanley Closed End Institutional Funds ("MS")
Morgan Stanley Institutional Fund, Inc. ("MSIF")
Morgan Stanley Institutional Fund Trust ("MSIFT")
The Universal Institutional Funds, Inc. ("UIF")